Exhibit 10.2

EXECUTION VERSION

TERM LOAN AGREEMENT

DATED AS OF AUGUST 29, 2014,

AMONG

LINN EXCHANGE PROPERTIES, LLC,

AS BORROWER,

THE BANK OF NOVA SCOTIA,

AS ADMINISTRATIVE AGENT,

BARCLAYS BANK PLC,

AS SYNDICATION AGENT,

RBC CAPITAL MARKETS AND

WELLS FARGO SECURITIES, LLC,

AS DOCUMENTATION AGENTS

AND

THE LENDERS PARTY HERETO

THE BANK OF NOVA SCOTIA

BARCLAYS BANK PLC

RBC CAPITAL MARKETS

WELLS FARGO SECURITIES, LLC,

AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

i

ANNEXES, EXHIBITS AND SCHEDULES

Annex I	List of Commitments

Exhibit A	Form of Note
Exhibit B	Form of Compliance Certificate
Exhibit C	Security Instruments
Exhibit D	Form of Assignment and Assumption
Exhibit E	Form of Borrowing Request
Exhibit F	Form of Interest Election Request
Exhibit G	Reserve Report Certificate
Exhibit H	Form of Solvency Certificate
Exhibit I-1	Form of U.S. Tax Compliance Certificate
Exhibit I-2	Form of U.S. Tax Compliance Certificate
Exhibit I-3	Form of U.S. Tax Compliance Certificate
Exhibit I-4	Form of U.S. Tax Compliance Certificate

Schedule 7.05	Litigation
Schedule 7.11	Subsidiaries and Partnerships

This TERM LOAN AGREEMENT dated as of August 29, 2014, is among Linn Exchange Properties, LLC, a limited liability company duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Lenders from time to time party hereto; The Bank of Nova Scotia, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); Barclays Bank PLC, as syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the “Syndication Agent”), and RBC Capital Markets and Wells Fargo Securities, LLC, as documentation agents for the Lenders (in such capacities, together with their successors in such capacity, the “Documentation Agents”).

RECITALS

A. WHEREAS, the Borrower, as the Section 1031 Counterparty, will acquire certain of the assets of Devon Energy Production Company, L.P., an Oklahoma limited partnership, and Devon Uinta Basin Corporation, a Delaware corporation (collectively, the “Sellers”), pursuant to a Purchase and Sale Agreement (the “Acquisition Agreement”), dated as of June 27, 2014 among Linn Energy Holdings, LLC (“Linn Holdings”), the Sellers and, as applicable, their respective affiliates (such acquisition, the “Acquisition”), pursuant to a Reverse 1031 Exchange of certain Oil and Gas Properties of Linn and/or its Subsidiaries.

B. WHEREAS, the Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower to finance the Acquisition.

C. WHEREAS, the Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

D. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

Definitions and Accounting Matters

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accommodator” means Petroleum Strategies Inc. (or any Subsidiary thereof), or such other agent selected by Linn to arrange the Reverse 1031 Exchange.

“Acquisition” has the meaning assigned to such term in the Recitals.

“Acquisition Agreement” has the meaning assigned to such term in the Recitals.

“Acquisition Agreement Representations” means such of the representations made by the Sellers in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the accuracy of any such representation is a condition to Linn Holdings’ (or its assignee’s) obligations to close under the Acquisition Agreement or Linn Holdings (or such assignee) has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement.

“Acquisition Properties” means the Oil and Gas Properties and other properties acquired by the Borrower or any Guarantor pursuant to the Acquisition Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, neither Linn nor any direct or indirect subsidiary or parent entity of Linn shall be “Affiliates” of the Borrower until such time as Linn has, directly or indirectly, acquired all of the issued and outstanding Equity Interests of the Borrower.

“Agent” means the Administrative Agent, the Syndication Agent, any Documentation Agent or any combination of them as the context requires.

“Agreement” means this Term Loan Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1%, and (c) the LIBO Rate for a three-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, provided that, in the context of this definition of Alternate Base Rate and for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate as quoted at approximately 11:00 a.m. London time on such day to the Administrative Agent’s London office for dollar deposits of $5,000,000 having a three-month maturity. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the rate per annum set forth under the relevant column heading below:

Number of Days after the Effective Date	Eurodollar Loans	ABR Loans
0 to 180	3.00%	2.00%
181 to 270	3.50%	2.50%
271 to 360	3.75%	2.75%
361 to maturity	4.00%	3.00%

“Approved Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Arrangers” means The Bank of Nova Scotia, Barclays Bank PLC, Wells Fargo Securities, LLC and RBC Capital Markets, in their capacities as joint lead arrangers and joint book runners hereunder.

“Asset Sale” means any Sale, or disposition by way of a casualty or condemnation event, of any Oil and Gas Property of the Borrower or any Subsidiary, in each case, not in the ordinary course of business, provided, however, that the term “Asset Sale” shall not include any Sale to the Borrower or a Guarantor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 which, if in writing, shall be in substantially the form of Exhibit E or such other form as may be mutually agreed by the Borrower and the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP (as GAAP was in effect on December 31, 2013), recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Change in Control” means (a) prior to the acquisition by Linn or one or more of its wholly-owned Subsidiaries of all of the issued and outstanding Equity Interests of the Borrower, the failure of the Accommodator to own all of the issued and outstanding Equity Interests of the Section 1031 Holdco and the Borrower and (b) after the acquisition by Linn or one or more of its wholly-owned Subsidiaries of all of the issued and outstanding Equity Interests of the Borrower, the failure of Linn to own, directly or indirectly, all of the issued and outstanding Equity Interests of the Borrower.

“Change in Law” means the occurrence, (a) after the date of this Agreement, of any of the following: (i) the adoption of any law, rule or regulation by any Governmental Authority, (ii) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, (iii) compliance by any Lender (or, for purposes of Section 5.01(a)(i), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement and (b) regardless of the date enacted, any of the following: (i) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make its Loan in accordance with Section 2.02, as the same may be reduced in accordance with this Agreement. The amount set forth opposite each Lender’s name on Annex I represents such Lender’s Commitment as of the Effective Date immediately prior to giving effect to the Borrowing contemplated by Section 2.02(a).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income” means with respect to the Borrower and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following (without duplication): (a) the net income of any Person in which the Borrower or a Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) any extraordinary gains or losses during such period; (d) non-cash gains, losses or adjustments under FASB Statement No. 133 as a result of changes in the fair market value of derivatives; (e) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; and (f) non-cash share-based payments under FASB Statement No. 123R; and provided further that if the Borrower or any Consolidated Subsidiary shall acquire or dispose of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period.

“Consolidated Subsidiary” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which are (or should be) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 15% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable, accrued expenses, liabilities or other obligations of such Person, in each such case to pay the deferred purchase price of Property or services (other than (i) accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business and (ii) accounts payable incurred in the ordinary course of business which are either (A) not overdue by more than 60 days or (B) being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP); (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person, provided that the amount of Debt for purposes of this clause (f) shall be an amount equal to the lesser of the unpaid amount of such Debt and the fair market value of the encumbered Property; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or with respect to which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business (but only to the extent of such advance payments); (j) obligations under “take or pay” or similar agreements (other than obligations under firm transportation or drilling contracts); (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock of such Person; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. For the avoidance of doubt, the Section 1031 Note as in effect on the date hereof and the obligations thereunder shall not constitute Debt of the Borrower or any of its Subsidiaries.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within three (3) Business Days of the date required to be funded by it hereunder, unless with respect to the Loans, the non-funding thereof is the subject of a good faith dispute, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, unless the reason such Lender is not complying with such obligations is due to a good faith dispute with regard to such obligations, or (c) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless such failure to pay is the subject of a good faith dispute.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans or other obligations hereunder outstanding and all of the Commitments are terminated.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDA” means, for any period, (a) Consolidated Net Income for such period plus (b) the following expenses or charges to the extent deducted from Consolidated Net Income in such period: Interest Expense, income or franchise taxes, depreciation, depletion, amortization and other similar charges, minus (c) all noncash income added to Consolidated Net Income.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health and safety (to the extent relating to exposure to Hazardous Materials), the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and Hazardous Materials Transportation Act, as amended. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall mean those waste that are excluded from the definition of “hazardous waste” pursuant to 40 C.F.R. Section 261.4(b)(5) (“Section 261.4(b)(5)”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 261.4(b)(5) is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 261.4(b)(5), such broader meaning shall apply.

“Environmental Permit” means any permit, registration, license, approval, consent, exemption, variance, or other authorization of a Governmental Authority required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or any of its Subsidiaries would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a reportable event described in section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of the Borrower or any of its Subsidiaries or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt by the Borrower or any of its Subsidiaries or any ERISA Affiliate of a notice of withdrawal liability pursuant to section 4202 of ERISA with respect to any Multiemployer Plan, (f) the failure of a Plan to meet the minimum funding standards under section 412 of the Code or section 302(c) of ERISA (determined without regard to section 412(c) of the Code or section 303(c) of ERISA), (g) the failure of a Plan to satisfy the requirements of section 401(a)(29) of the Code, section 436 of the Code or section 206(g) of ERISA or (h) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

“Event of Default” has the meaning assigned such term in Section 10.01.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not more than 60 days delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not more than 60 days delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with

GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any of its Subsidiaries or materially impair the value of material Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any of its Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, zoning restrictions, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any of its Subsidiaries or materially impair the value of any material Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (h) judgment and attachment Liens on any Property, including Oil and Gas Property, not giving rise to an Event of Default; (i) Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements and similar agreements (1) limiting the transfer of properties and assets pending consummation of the subject transaction or (2) in respect of earnest money deposits, good faith deposits, purchase price adjustment escrows and similar deposits and escrow arrangements made or established thereunder and (j) Liens arising from precautionary Uniform Commercial Code financing statement filings entered into by the Borrower and the Subsidiaries covering Property under true leases entered into in the ordinary course of business; provided, further no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such Person being organized under the laws of, or having its principal office in or, in the case such Person is a Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 5.04) or, (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) any resulting withholding Tax from a Lender’s failure to comply with Section 5.03(f) and (d) any Taxes imposed under FATCA.

“Existing Credit Agreement” means the Sixth Amended and Restated Credit Agreement, dated as of April 24, 2013, as amended, supplemented or otherwise modified, among Linn, as the borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto.

“Existing Senior Notes” means, collectively, (a) the $1,300,000,000 8-5/8% Senior Notes due 2020, (b) the $1,000,000,000 7-3/4% Senior Notes due 2021, (c) the $750,000,000 6-1/2% Senior Notes due 2019 and (d) the $1,800,000,000 6-1/4% Senior Notes due 2019, in each case issued by Linn Energy Finance Corp., a Delaware corporation, and Linn.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any amendment or successor provisions that are substantively identical and which do not impose criteria that are materially more onerous than those contained in such Sections, any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into in connection with the implementation of such Sections 1471 through 1474 of the Code (or any such amended or successor version thereof).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references to a Financial Officer herein mean a Financial Officer of the Borrower.

“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(a).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“FSHCO” means any Domestic Subsidiary that owns (directly or through its Subsidiaries) no material assets other than the Equity Interests of or Debt issued by any Subsidiary (or Subsidiaries) of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrower or any of its Subsidiaries, any of their Properties, any Agent or any Lender.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantors” means each Material Domestic Subsidiary of the Borrower. For the avoidance of doubt, none of (i) Linn or any of its Subsidiaries (other than the Borrower and its Material Domestic Subsidiaries) or (ii) the Section 1031 Holdco shall be a Guarantor, provided, however that 100% of the Equity Interests in the Borrower shall be pledged pursuant to the Guaranty Agreement.

“Guaranty Agreement” means the Guaranty and Pledge Agreement executed by the Borrower, the Section 1031 Holdco and the Guarantors (if any) on the date hereof, as the same may be amended, restated, modified or supplemented from time to time.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law and including, without limitation: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) petroleum hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, asbestos containing materials, polychlorinated biphenyls, or radon.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indebtedness” means, without duplication, any and all amounts owing or to be owing by the Borrower or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to the Administrative Agent or any Lender under any Loan Document and all renewals, extensions and/or rearrangements of any of the above.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned such term in Section 12.03(b).

“Information” has the meaning assigned such term in Section 12.11.

“Initial Reserve Report” means that certain reserve report prepared by or under the supervision of the chief engineer of the Borrower setting forth the oil and gas reserves attributable to the Acquisition Properties, as of July 8, 2014.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04 which, if in writing, shall be in substantially the form of Exhibit F.

“Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of the Borrower and the Consolidated Subsidiaries for such period, including (a) to the extent included in interest expense under GAAP, unless otherwise provided in (iii) below: (i) amortization of debt discount, (ii) capitalized interest and (iii) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP and (b) cash dividend payments by the Borrower in respect of any Disqualified Capital Stock; but excluding non-cash gains, losses or adjustments under FASB Statement No. 133 as a result of changes in the fair market value of derivatives.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or with the consent of the Majority Lenders, twelve months) thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person; (b) the making of any advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt of any other Person, provided that, the amount of the Investment represented by such guarantee or contingent obligation shall be the lesser of the amount of the Debt that is the subject of such guarantee or contingent obligation and the maximum stated amount of such guarantee or contingent obligation.

“Joint Venture Contribution” has the meaning set forth in Section 9.05(k).

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption of a Commitment or a Loan, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (i) 0.0% and (ii) the rate appearing on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “LIBO Rate” shall be determined by reference to such other comparable publicly available service for displaying Eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market where its Eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Linn” means Linn Energy, LLC, a Delaware limited liability company.

“Linn Holdings” has the meaning assigned to such terms in the Recitals.

“Loan Documents” means this Agreement, the Notes and the Security Instruments.

“Loans” means the term loans made by the Lenders to the Borrower pursuant to Section 2.02.

“Majority Lenders” means, Lenders holding more than fifty percent (50.0%) of the outstanding aggregate principal amount of the Loans; provided that the outstanding principal amount of the Loans of each Defaulting Lender (if any) shall be excluded from the determination of Majority Lenders to the extent set forth in Section 4.04.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property or financial condition of the Borrower and the Guarantors, taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as a whole, to perform their obligations under the Loan Documents, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of the Administrative Agent or any Lender under the Loan Documents.

“Material Domestic Subsidiary” means, as of any date, any Domestic Subsidiary that (a) is a Wholly-Owned Subsidiary, (b) together with its Subsidiaries, owns Property having a fair market value of $5,000,000 or more, but excluding (i) the value of the Equity Interests such Domestic Subsidiary owns in any other Domestic Subsidiaries and (ii) intercompany debt owed to such Domestic Subsidiary from any other Domestic Subsidiary or the Borrower and (c) is not a FSHCO.

“Material Indebtedness” means Debt (other than the Loans) of any one or more of the Borrower and the Guarantors in an aggregate principal amount exceeding $5,000,000.

“Maturity Date” means August 28, 2015.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by the Borrower or any Guarantor which is subject to the Liens created under the terms of the Security Instruments.

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or 4001 (a)(3) of ERISA to which any Borrower or any Subsidiary or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within the six calendar years preceding the date hereof, made or accrued an obligation to make contributions.

“Net Cash Proceeds” means (a) in connection with any issuance of any Debt (other than Debt permitted under Section 9.02), the cash proceeds received from such issuance, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and (b) in connection with any Asset Sale, the cash proceeds received from such Asset Sale, net of attorneys’ fees, investment banking fees, accountants’ fees, taxes paid or estimated to be payable in connection with such Asset Sale, the principal amount of (and premium or penalty, if any, and interest on) any Debt secured by a Lien on the asset subject to such Asset Sale which Debt is required to be repaid in connection with such Asset Sale, the amount of any reserves established in accordance with GAAP to fund any purchase price adjustment, indemnification or similar contingent liabilities estimated to be payable in connection with such Asset Sale and other customary fees and expenses actually incurred in connection therewith.

“Notes” means the promissory notes of the Borrower described in Section 2.02(b)(iv) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Operating and Management Agreement” means the Management Agreement, dated as of August 29, 2014, among the Borrower, PSI 1031, LLC, the Section 1031 Holdco and Linn Operating, Inc.

“Other Connection Taxes” means, with respect to the Administrative Agent or any Lender, Taxes imposed as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction imposing such Tax (other than connections arising from the Administrative Agent or such Lender, as the case may be, having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04).

“Participant” has the meaning set forth in Section 12.04(c)(i).

“PATRIOT Act” has the meaning assigned to such term in Section 12.15.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Participant Register” has the meaning set forth in Section 12.04(c)(i).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA or Section 412 of the Code and (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any of its Subsidiaries or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower, any of its Subsidiaries or an ERISA Affiliate.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by The Bank of Nova Scotia as its prime rate in effect at its principal office in New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by The Bank of Nova Scotia as a general reference rate of interest, taking into account such factors as The Bank of Nova Scotia may deem appropriate; it being understood that many of the commercial or other loans of The Bank of Nova Scotia are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that The Bank of Nova Scotia may make various commercial or other loans at rates of interest having no relationship to such rate.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Reserves” has the meaning assigned to such term in the Definitions for Oil and Gas Reserves as promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“PV-10” means, as of any date of determination, the present value of future cash flows from Proved Reserves included in the Oil and Gas Properties, utilizing a 10% discount rate and based upon the economic assumptions consistent with the Administrative Agent’s lending practices at the time of determination.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of any such Debt. “Redeem” has the correlative meaning thereto.

“Register” has the meaning assigned such term in Section 12.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, partners, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned such term in Section 8.09(a).

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each December 31st or June 30th the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and its Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the economic assumptions consistent with the Administrative Agent’s lending requirements at the time.

“Reserve Report Certificate” has the meaning assigned to such term in Section 8.11(b).

“Responsible Officer” means, as to any Person, the chief executive officer, the president, any Financial Officer or any vice president of such Person. Unless otherwise specified, all references to a Responsible Officer herein mean a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries.

“Reverse 1031 Exchange” means, a transaction intended to qualify for non-recognition of gain or loss under Section 1031 of the Code pursuant to which (a) the Section 1031 Counterparty or the Section 1031 Holdco receives funds from a Third Party Acquirer and/or a Subsidiary of such Third Party Acquirer and/or third party financing to acquire Properties owned by one or more third parties, in return for the issuance by the Section 1031 Holdco of a Section 1031 Note to the Third Party Acquirer and/or such Subsidiary and secured financing from the third party financing source, (b) such acquired Properties are ‘parked’ with the Section 1031 Counterparty, (c) the Third Party Acquirer and/or any of its Subsidiaries conveys Properties to one or more third parties directly or through the Section 1031 Counterparty, (d) proceeds from such conveyance of Properties referenced in clause (c) above are received by the Section 1031 Counterparty and are used by the Section 1031 Counterparty to repay such Section 1031 Note and the secured third party financing (if the Equity Interests of the Section 1031 Counterparty are not transferred to the Third Party Acquirer as referenced in clause (e) below), and (e) the Properties ‘parked’ with the Section 1031 Counterparty or the Equity Interests in the Section 1031 Counterparty are transferred to the Third Party Acquirer and/or any of its Subsidiaries, in each case, subject to changes recommended by counsel to the Borrower and reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld or delayed).

“Sale” has the meaning assigned to such term in Section 9.10.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Section 1031 Counterparty” means the entity formed by or on behalf of the Accommodator to serve as the qualified intermediary or exchange accommodation titleholder with respect to the Reverse 1031 Exchange, and any Subsidiary thereof.

“Section 1031 Exchange” means a Reverse 1031 Exchange and any other analogous transaction intended to qualify for non-recognition of gain or loss under Section 1031 of the Code pursuant to which the Third Party Acquirer and/or any of its restricted subsidiaries exchange Properties owned by them for Properties owned by a third party.

“Section 1031 Exchange Documents” means (a) that certain Qualified Exchange Accommodation Agreement among Linn Holdings, the Section 1031 Holdco and the Borrower, (b) the Operating and Management Agreement, (c) the Section 1031 Note, (d) that certain Assignment of Contract by and between the Borrower and Linn Holdings and (e) that certain Company Agreement of the Borrower.

“Section 1031 Holdco” means Linn 1031 Holdings, LLC, a Delaware limited liability company, and the sole holder of the Equity Interests of the Borrower.

“Section 1031 Note” means any promissory note or similar instrument issued by the Section 1031 Holdco in favor of the Third Party Acquirer and/or a Subsidiary of such Third Party Acquirer in connection with a Section 1031 Exchange, evidencing any loan or advance made to the Section 1031 Holdco by such Third Party Acquirer and/or a Subsidiary of such Third Party Acquirer; provided that such note or other instrument is in form and substance reasonably acceptable to the Administrative Agent.

“Security Instruments” means the Guaranty Agreement, if any, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit C, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower, any Guarantor and the Section 1031 Holdco in connection with, or as security for the payment or performance of the Indebtedness, the Notes or this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time.

“Sellers” has the meaning assigned such term in the Recitals.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Subsidiary” of a Person means (a) a corporation, partnership, joint venture, limited liability company or other business entity of which Equity Interests representing more than 50% of the ordinary voting power to elect a majority of the board of directors, managers or other governing body (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) are at the time owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, and (b) any partnership of which such Person or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” means a Subsidiary of the Borrower.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, emissions reduction, carbon sequestration or other environmental protection credits, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of United States federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Party Acquirer” means the Person that will receive the Properties acquired by the Section 1031 Counterparty after completion of the Section 1031 Exchange. For purposes of this Agreement, “Third Party Acquirer” means Linn or any of its Subsidiaries.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness under the Guaranty Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the LIBO Rate.

“United States” or “U.S.” means the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 5.03(f).

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries.

Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP applied on a consistent basis, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Loan Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States of America as in effect on December 31, 2013 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2013, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

ARTICLE II

The Credits

Section 2.01 [Reserved].

Section 2.02 Loans and Borrowings.

(a) Each Lender severally agrees to make a Loan in dollars to the Borrower in a single advance on the Effective Date, in a principal amount not to exceed such Lender’s Commitment. Each Loan shall be funded at par without any original issue discount. The Commitments are not revolving and amounts repaid or prepaid may not be re-borrowed. The Commitments shall terminate on the earlier of (a) the funding of the Loans by the Lenders or (b) 5:00 p.m. Houston time on the Effective Date (and any portion of the Commitments not drawn by the Borrower on or before such time shall be permanently cancelled).

(b)

(i) Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make the Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make its Loan.

(ii) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(iii) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $10,000,000 and not less than $100,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than three Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(iv) Notes. Upon the request of a Lender, the Loan made by such Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A in an amount equal to the principal amount of the Loan funded by such Lender pursuant to Section 2.02(a) or, in the case of any Lender that becomes a party hereto after the Effective Date, in an amount equal to the principal amount of the Loan it acquired pursuant to an Assignment and Assumption (or amendment to this Agreement), and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of the Loan made by each Lender and all payments made on account of the principal thereof shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be noted by such Lender on a schedule attached to its Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03 Requests for Borrowings. To request the Borrowing contemplated by Section 2.02(a), the Borrower shall notify the Administrative Agent of such request by telephone or in writing (including by electronic communication approved by the Administrative Agent) (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Houston time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Houston time, on the date of the proposed Borrowing. Any such Borrowing Request shall be irrevocable and any telephonic Borrowing Request shall be confirmed promptly by hand delivery, electronic communication approved by the Administrative Agent or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable to the Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the account(s) to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Eurodollar Borrowing having an Interest Period of one month. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Promptly following receipt of such Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Interest Elections.

(a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone or in writing (including by electronic communication approved by the Administrative Agent) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Any such Interest Election Request shall be irrevocable and any telephonic Interest Election Request shall be confirmed promptly by hand delivery, electronic communication approved by the Administrative Agent or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable to the Borrowing after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing having an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing: (A) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (B) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make the Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Houston time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly transferring or crediting the amounts so received, in like funds, to the account(s) designated by the Borrower in the applicable Borrowing Request. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of the Borrowing on the Effective Date that such Lender will not make available to the Administrative Agent such

Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of such Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.

ARTICLE III

Payments of Principal and Interest; Prepayments; Fees

Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

Section 3.02 Interest.

(a) ABR Loans. Each ABR Loan comprising an ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b) Eurodollar Loans. Each Eurodollar Loan comprising a Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Eurodollar Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c) Post-Default. Notwithstanding the foregoing, if any failure to pay any amount of principal, interest, fees or any other amount results in the occurrence of an Event of Default under Section 10.01(a) or (b), so long as such Event of Default is continuing, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate otherwise applicable thereto, but in no event to exceed the Highest Lawful Rate.

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on: (i) with respect to any ABR Loan, the last day of each March, June, September and December; (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part but in all cases to be paid at least every three months and (iii) in any case, on the Maturity Date; provided that (A) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (C) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate based upon the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Majority Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 3.04 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay any Borrowing of a Loan in whole or in part, subject to prior notice in accordance with Section 3.04(b) and payment of applicable breakage costs, if any, under Section 5.02; provided that no prepayment shall be in an amount of less than $100,000,000.

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery, electronic communication approved by the Administrative Agent or telecopy) or in writing of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, Houston time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Houston time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02(b). Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c) Mandatory Prepayments.

(i) If, at any time after the Effective Date, the Borrower or any Subsidiary issues or incurs additional Debt (other than Debt permitted under Section 9.02), then the Borrower shall prepay the Borrowings in an amount equal to the Net Cash Proceeds received by the Borrower or such Subsidiary from the issuance or incurrence of such Debt. The Borrower shall be obligated to make such prepayment as soon as practical, and in any event no later than the Business Day after it or such Subsidiary receives such Net Cash Proceeds as a result of such issuance or incurrence of Debt.

(ii) If, at any time after the Effective Date, the Borrower or any Subsidiary consummates Asset Sales in one or more transactions which results in Net Cash Proceeds in excess of $20,000,000 in the aggregate, then the Borrower shall prepay the Borrowings in an amount equal to the Net Cash Proceeds received by the Borrower or such Subsidiary from such Asset Sales. The Borrower shall be obligated to make such prepayment within five Business Days after it or such Subsidiary receives such Net Cash Proceeds.

(iii) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans then outstanding and, if more than one Borrowing is then outstanding, such prepayments shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(iv) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d) No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Section 3.05 Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

ARTICLE IV

Payments; Pro Rata Treatment; Sharing of Set-offs.

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 1:00 p.m., Houston time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim (except for Taxes, if any, pursuant to Section 5.03, provided that the Borrower has complied with all of the requirements of such Section to the extent applicable). Fees, once paid, shall be fully earned and shall not be refundable under any circumstances, absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loan resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loan and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Loan to any assignee or Participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section

4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), Section 4.01(c) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 4.04 Payments and Deductions to a Defaulting Lender.

(a) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid in cash.

(b) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) Fees, if any, shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.05.

(ii) The Commitment and the outstanding principal balance of the Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02), provided that any waiver, amendment or modification requiring the consent of each affected Lender (and which affects such Defaulting Lender) or each Lender, shall require the consent of such Defaulting Lender.

ARTICLE V

Increased Costs; Break Funding Payments; Taxes; Illegality

Section 5.01 Increased Costs.

(a) Changes in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including marginal, special, emergency or supplemental reserves), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender for Eurocurrency liabilities under Regulation D of the Board (as the same may be amended, supplemented or replaced from time to time) or otherwise;

(ii) subject any Lender to any Tax of any kind whatsoever (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes) with respect to this Agreement or any Eurodollar Loan made by it; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or liquidity or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement or the Loan made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company, as the case may be, for any such reduction suffered.

(c) Certificates. A certificate of a Lender setting forth in reasonable detail the basis of its request and the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. No Lender may make any demand pursuant to this Section 5.01 more than 180 days after the Maturity Date.

Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 and reasonably detailed calculations therefor, upon request of the Borrower, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.03 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes; provided that if the Borrower or any Guarantor shall be required by applicable law to deduct or withhold any Taxes from such payments (determined in the good faith discretion of the applicable withholding agent), then (i) in the case such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required deductions or withholdings of Indemnified Taxes (including deductions applicable to additional sums payable under this Section 5.03), the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or such Guarantor shall make all deductions or withholdings required by applicable law and (iii) the Borrower or such Guarantor shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or, at the option of the Administrative Agent, timely reimburse the Administrative Agent for its payment of any Other Taxes.

(c) Indemnification by the Borrower. The Borrower and Guarantors shall jointly and severally indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent or a Lender as to the basis of such Indemnified Taxes and the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or the Guarantors have not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower and the Guarantors to do so), (ii) any Taxes, including interest, penalties and similar liabilities, attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes, including interest, penalties and similar liabilities, attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders.

(i) Each Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A), (ii)(B) and (ii)(C) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

1. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

2. executed originals of IRS Form W-8ECI;

3. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

4. to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation and information reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.03(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) If the Administrative Agent or any Lender determines in its sole discretion that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund) within ten (10) Business Days of such determination; provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(h) Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents.

Section 5.04 Designation of Different Lending Office; Replacement of Lenders.

(a) Designation of Different Lending Office. If (1) any Lender requests compensation under Section 5.01, or (2) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender requests compensation under Section 5.01, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (iii) any Lender asserts an illegality under Section 5.05, (iv) in connection with any consent to or approval of any proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or the consent of each Lender affected thereby, the consent of the Majority Lenders shall have been obtained but any Lender whose consent is required for such action has not so consented to or approved such proposed amendment, waiver, consent or release or (v) any Lender becomes a Defaulting Lender, then in any such case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement to an assignee or assignees that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, conditioned or delayed (which consent shall not be required if such assignee is a Lender, an Affiliate of a Lender or an Approved Fund), (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 5.01, for payments required to be made pursuant to Section 5.03 or an illegality under Section 5.05, such assignment will result in a reduction in such compensation or payments or avoid the illegality. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender hereby agrees to make such assignment and delegations required under this Section 5.04(b).

Section 5.05 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the last day of the then current Interest Period for such Affected Loans) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI

Conditions Precedent

Section 6.01 Effective Date. The obligations of the Lenders to make their respective Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Arrangers, the Administrative Agent and the Lenders shall have received (or, substantially concurrently with the Effective Date, shall receive) all fees and other amounts due and payable in connection with this Agreement on or prior to the Effective Date, including, to the extent invoiced at least two days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(b) The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.

(c) The Administrative Agent shall have received a certificate of the Borrower and of each Guarantor setting forth (i) resolutions of the sole managing member with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the Transactions, (ii) each individual (A) who is authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (B) who will, until replaced by another individual duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the other Loan Documents to which it is a party, (iii) specimen signatures of such authorized individuals, and (iv) the articles or certificate of incorporation or formation and bylaws, operating agreement or partnership agreement, as applicable, of the Borrower and each Guarantor, in each case, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(d) The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence and, where applicable, qualification and good standing of the Borrower and each Guarantor in such Person’s jurisdiction of formation.

(e) The Administrative Agent shall have received a certificate substantially in the form of Exhibit H hereto from the Borrower, certifying as to the solvency of the Borrower and its Subsidiaries, on a consolidated basis, after giving effect to the Acquisition and Transactions.

(f) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(g) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments described on Exhibit C. In connection with the execution and delivery of such Security Instruments, the Administrative Agent shall:

(i) be reasonably satisfied that such Security Instruments create first priority, perfected Liens (subject only to Excepted Liens) on (A) all of the Equity Interests of the Borrower and (B) at least 80% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report; and

(ii) have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of the Borrower and each Guarantor, in each case, to the extent such Equity Interests are certificated, provided, however, notwithstanding the foregoing, it is hereby understood and agreed that, to the extent any condition described in this clause (g) is not or cannot be satisfied on the Effective Date (other than the grant and perfection of security interests (x) in assets with respect to which a lien may be perfected solely by the filing of a financing statement under the Uniform Commercial Code or (y) in Equity Interests of Domestic Subsidiaries which are Wholly-Owned Subsidiaries with respect to which a lien may be perfected by the delivery of a certificate evidencing such Equity Interests) after the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the satisfaction thereof shall not constitute a condition precedent to the obligations of the Lenders to make their respective Loans hereunder, but shall instead be provided after the Effective Date (but in any event not more than 30 days after the Effective Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion)) pursuant to arrangements to be mutually agreed by the Administrative Agent and the Borrower, each acting reasonably.

(h) The Administrative Agent shall have received an opinion of Baker Botts L.L.P., special counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, as to such customary matters regarding the Transactions as the Administrative Agent may reasonably request.

(i) The Administrative Agent shall have received the financial statements referred to in Section 7.04(a) and the Initial Reserve Report accompanied by a Reserve Report Certificate.

(j) The Administrative Agent shall have received customary UCC search certificates for the Borrower and each Guarantor (if any) from the Secretary of State of the State of Delaware.

(k) The Administrative Agent shall have received, at least three days prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, which are applicable to the Lenders, that has been requested in writing at least five Business Days prior to the Effective Date by the Lenders.

(l) At the time of and immediately after giving effect to the Borrowing, the Borrower and its Subsidiaries shall not have any Debt for borrowed money (other than the Loans) in an aggregate outstanding principal amount in excess of $5,000,000.

(m) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that (i) attached thereto are true and complete copies of each Section 1031 Exchange Document, (ii) such documents are in full force and effect and (iii) the Section 1031 Holdco shall have (or substantially concurrently with the Effective Date, will have) issued the Section 1031 Note and received gross cash proceeds of not less than $1,000,000,000 and contributed such proceeds to the Section 1031 Counterparty (or transferred such proceeds directly to the Sellers).

(n) The Administrative Agent shall have received (i) a certificate of a Responsible Officer of the Borrower certifying: (A) the Acquisition shall have been consummated, or shall be consummated substantially concurrently with the Effective Date, in accordance with the terms of the Acquisition Agreement, without giving effect to any modifications, amendments or express waivers that are materially adverse to the Lenders unless the Administrative Agent approves such modification, amendment or waiver (such approval not to be unreasonably withheld, conditioned or delayed); provided that any reduction in the purchase price for the Acquisition shall not be deemed to be materially adverse to the Lenders; (B) as to the final purchase price for the Acquisition Properties after giving effect to all adjustments as of the closing date contemplated by the Acquisition Agreement and specifying, by category, the amount of such adjustment; (C) that attached thereto is a true and complete list of the Acquisition Properties which have been excluded from the Acquisition pursuant to the terms of the Acquisition Agreement, specifying with respect thereto the basis of exclusion as (1) title defect, (2) preferential purchase right, (3) environmental or (4) casualty loss; (D) that attached thereto is a true and complete list of all Acquisition Properties for which any seller has elected to cure a title defect, (E) that attached thereto is a true and complete list of all Acquisition Properties for which any seller has elected to remediate an adverse environmental condition, and (F) that attached thereto is a true and complete list of all Acquisition Properties which are currently pending final decision by a third party regarding purchase of such property in accordance with any preferential right; and (ii) a true and complete executed copy of the Acquisition Agreement. To the extent not delivered on the Effective Date, unless otherwise agreed by the Administrative Agent in its reasonable discretion, the Borrower shall promptly provide to the Administrative Agent original counterparts or copies, certified as true and complete, of the assignments, deeds and leases for all of the Acquisition Properties.

(o) Linn shall have received all necessary consents under, and amendments and other modifications to, the Existing Credit Agreement to consummate the Acquisition and the Transactions.

(p) After giving effect to the Acquisition and the Transactions, no default or event of default would result therefrom under the Existing Credit Agreement or the indentures governing the Existing Senior Notes.

(q) The representations and warranties of the Borrower and the Guarantors, set forth in Section 7.01, Section 7.02, Section 7.03(b), Section 7.08, Section 7.15, Section 7.16, Section 7.17 and Section 7.18 of this Agreement, and in Section 4.03 of the Guaranty Agreement, shall be true and correct in all material respects on and as of the Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Effective Date, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date.

(r) The Acquisition Agreement Representations shall be true and correct in all material respects on and as of the Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Effective Date, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. If the Effective Date has not occurred by September 30, 2014, the Commitments of the Lenders shall terminate.

ARTICLE VII

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 7.01 Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in or has applied to qualify to do business in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within the Borrower’s and each Guarantor’s corporate or limited liability company powers and have been duly authorized by all necessary corporate or limited liability company and, if required, member action (including, without limitation, any action required to be taken by any class of directors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). When executed and delivered, each Loan Document to which the Borrower and any Guarantor is a party will have been duly executed and delivered by the Borrower and such Guarantor and will constitute a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including the members or any class of directors of the Borrower or any other Person, whether interested or disinterested), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions contemplated thereby, except (i) such as have been obtained or made and are in full force and effect, (ii) the filings and recordings necessary to perfect the Liens created hereby and by the Security Instruments, (iii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder or could not reasonably be expected to have a Material Adverse Effect and (iv) the filing of any required documents with the SEC, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority (except for such violations that would not reasonably be expected to have a Material Adverse Effect), (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Indebtedness binding upon the Borrower or any Guarantor or their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Guarantor and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any of its Subsidiaries (other than the Liens created by the Loan Documents).

Section 7.04 Financial Position; No Material Adverse Effect.

(a) The Borrower has heretofore furnished to the Lenders the unaudited pro forma consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 2014, and related unaudited pro forma consolidated statement of income for the twelve-month period ending June 30, 2014, which have been prepared giving effect (as if such events had occurred on such date or at the beginning of such period, as the case may be) to the consummation of the Acquisition. The pro forma financial statements have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date of delivery thereof to the Administrative Agent, and, subject to the qualifications and limitations contained in the notes attached thereto, present fairly in all material respects on a pro forma basis, the estimated financial position of the Borrower and its Consolidated Subsidiaries as at June 30, 2014, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the period covered thereby (it being understood such financial statements need not be prepared in a manner consistent with Regulation S-X or Regulation S-K).

(b) Since June 30, 2014, there has been no event, development or circumstance that has had a Material Adverse Effect.

(c) As of the Effective Date, neither the Borrower nor any Guarantor has any material Debt (including Disqualified Capital Stock), or any material contingent liabilities, material off-balance sheet liabilities or partnerships, material liabilities for Taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except (i) the Indebtedness, (ii) as referred to or reflected or provided for in the pro forma Financial Statements delivered under Section 7.04(a) or (iii) as disclosed to the Administrative Agent prior to the date hereof.

Section 7.05 Litigation. Except as set forth on Schedule 7.05 there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries (a) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve any Loan Document. Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

Section 7.06 Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Borrower:

(a) the Borrower and its Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;

(b) the Borrower and its Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of Borrower or its Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;

(c) there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that are pending or, to the knowledge of the Borrower, threatened against the Borrower or its Subsidiaries or any of their respective Properties or as a result of any operations at the Properties;

(d) none of the Properties contain or have contained any: (i) underground storage tanks; (ii) asbestos containing materials in a friable condition or otherwise requiring abatement under Environmental Laws; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any similar state remedial priority list promulgated or published pursuant to any comparable state law;

(e) there is no Release or threatened Release, of Hazardous Materials at, on, under or from any of Borrower’s or its Subsidiaries’ Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property,

(f) neither the Borrower nor its Subsidiaries has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Borrower’s or its Subsidiaries’ Properties and there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice.

(g) there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or its Subsidiaries’ Properties that would reasonably be expected to form the basis for a material claim for damages or compensation and, to the knowledge of the Borrower, there are no conditions or circumstances that would reasonably be expected to result in the receipt of notice regarding such exposure; and

(h) the Borrower and its Subsidiaries have made available to Lenders copies of all material environmental site assessment reports and other material documents relating to any alleged non-compliance with or liability under Environmental Laws that are in any of the Borrower’s or its Subsidiaries’ possession or control and relating to their respective Properties or operations thereon.

Section 7.07 Compliance with the Laws and Agreements; No Defaults.

(a) Each of the Borrower and its Subsidiaries is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) No Default has occurred and is continuing.

Section 7.08 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns (including extensions) and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. No Tax Lien (other than an Excepted Lien) has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 7.10 Disclosure; No Material Misstatements. None of the reports, financial statements, certificates or other written information (other than Reserve Reports and any information delivered in connection therewith) furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document or delivered by the Borrower or any Subsidiary to the Administrative Agent or any Lender hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading on the date when furnished; provided that with respect to financial estimates, projected or forecasted financial information and other forward-looking information, the Borrower represents and warrants only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that (a) such projections and forecasts, as to future events, are not to be viewed as facts, that actual results during the period(s) covered by any such projections or forecasts may differ significantly from the projected or forecasted results and that such differences may be material and that such projections and forecasts are not a guarantee of financial performance, and (b) no representation is made with respect to information of a general economic or general industry nature. There are no statements or conclusions in any Reserve Report or in any information delivered in connection therewith which are based upon or include materially misleading information of a material fact or fail to take into account material information regarding the material matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Borrower and its Subsidiaries and production and cost estimates contained in each Reserve Report and in other information delivered in connection therewith are necessarily based upon professional opinions, estimates and projections and that no warranty is made with respect to such opinions, estimates and projections.

Section 7.11 Subsidiaries. Except as set forth on Schedule 7.11 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), (i) the Borrower has no Subsidiaries or foreign operations and (ii) each Subsidiary is a Wholly-Owned Subsidiary.

Section 7.12 Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is Linn Exchange Properties, LLC, and the organizational identification number of the Borrower in its jurisdiction of organization is 5578889 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(g)). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(g)). Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.11 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(g)).

Section 7.13 Properties; Titles, Etc.

(a) Each of the Borrower and its Subsidiaries has good and defensible title to its Oil and Gas Properties evaluated in the most recently delivered Reserve Report (other than those disposed of in compliance with Section 9.10 since delivery of such Reserve Report and those title defects disclosed in writing to the Administrative Agent) and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Borrower or any of its Subsidiaries specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower or any of its Subsidiaries to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or any of its Subsidiaries’ net revenue interest in such Property.

(b) All material leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect, except to the extent any failure to be valid and subsisting and in full force and effect could not reasonably be expected to have a Material Adverse Effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or agreement, which could reasonably be expected to have a Material Adverse Effect.

(c) The rights and Properties presently owned, leased or licensed by the Borrower and its Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties reasonably necessary to permit the Borrower and its Subsidiaries to conduct their business, except to the extent any failure to satisfy the foregoing could not reasonably be expected to have a Material Adverse Effect.

(d) All of the Properties of the Borrower and its Subsidiaries (other than the Oil and Gas Properties) which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except to the extent any failure to satisfy the foregoing could not reasonably be expected to have a Material Adverse Effect.

(e) The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.14 Maintenance of Properties. To the knowledge of the Borrower:

(a) Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and its Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrower and its Subsidiaries. Specifically in connection with the foregoing, except as could not reasonably be expected to have a Material Adverse Effect, (a) no Oil and Gas Property of the Borrower or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, such Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties).

(b) All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations (other than those the failure of which to maintain in accordance with this Section 7.14 could not reasonably be expected to have a Material Adverse Effect).

Section 7.15 Use of Loans; Federal Reserve Regulations. The proceeds of the Loans shall be used (a) to fund a portion of the consideration for the Acquisition and (b) for the payment of fees and expenses incurred in connection with the Acquisition, the Agreement and the transactions contemplated hereby. The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used for the purchase of margin stock. After application of the proceeds of each Loan, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be “margin stock.”

Section 7.16 Solvency. Immediately after giving effect to the Transactions, (a) the Fair Value (as defined in Exhibit H) of the assets of the Borrower and its Consolidated Subsidiaries taken as a whole exceeds their Liabilities (as defined in Exhibit H), (b) the Present Fair Salable Value (as defined in Exhibit H) of the assets of the Borrower and its Consolidated Subsidiaries taken as a whole exceeds their Liabilities, (c) the Borrower and its Consolidated Subsidiaries taken as a whole do not have Unreasonably Small Capital (as defined in Exhibit H) and (d) the Borrower and its Consolidated Subsidiaries taken as a whole will be able to pay their Liabilities as they mature.

Section 7.17 Foreign Corrupt Practices. Neither the Borrower nor any of its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Borrower, its Subsidiaries and its and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 7.18 OFAC; Patriot Act. Neither the Borrower nor any of its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries (i) is currently subject to any material U.S. sanctions administered by OFAC, and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or (ii) is in violation of (A) the Trading with the Enemy Act, as amended, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (C) the PATRIOT Act.

ARTICLE VIII

Affirmative Covenants

Until the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination), the Borrower covenants and agrees with the Lenders that:

Section 8.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) Annual Financial Statements. As soon as available, but in any event not later than 90 days after the end of each fiscal year of the Borrower, the Borrower’s audited consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG, LLP or independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b) Quarterly Financial Statements. As soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Certificate of Financial Officer — Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit B hereto (i) certifying as to whether a Default has occurred and is continuing as of the date of such certificate and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the Effective Date which materially changes the calculation of any covenant or affects compliance with the terms of this Agreement and, if applicable, specifying the effect of such change on the financial statements accompanying such certificate.

(d) Certificate of Insurer — Insurance Coverage. Concurrently with the renewal of each insurance policy maintained by the Borrower and its Subsidiaries as required by Section 8.06, a certificate of insurance coverage from each insurer providing such insurance, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(e) Notices Under Material Instruments. Promptly after receipt, a copy of any notice of default received from any holder or holders of any Material Indebtedness (other than the Indebtedness) or any trustee or agent on its or their behalf, to the extent such notice has not otherwise been delivered to the Administrative Agent hereunder.

(f) Lists of Purchasers. Concurrently with the delivery of each Reserve Report to the Administrative Agent pursuant to Section 8.11(a), a list of Persons purchasing Hydrocarbons from the Borrower and its Subsidiaries reasonably expected to account for at least 80% of the revenues resulting from the sale of Hydrocarbons produced from the Mortgaged Properties in the quarter following the “as of” date of such Reserve Report.

(g) Information Regarding Borrower and Guarantors. Prompt written notice of (and in any event within ten (10) days after) any change (i) in the Borrower’s or any Guarantor’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Borrower’s or any Guarantor’s chief executive office or principal place of business, (iii) in the Borrower or any Guarantor’s identity or corporate structure, (iv) in the Borrower’s or any Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Borrower or any Guarantor’s federal taxpayer identification number, if any.

(h) Production Report and Lease Operating Statements. Within 45 days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then-current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties of the Borrower and its Subsidiaries, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

(i) Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Borrower or any of its Subsidiaries which materially impacts this Agreement or any other Loan Document.

(j) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries (including, without limitation, any Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 8.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender, promptly after the Borrower obtains knowledge thereof, written notice of the following:

(a) the occurrence of any Default;

(b) (i) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental

Authority against the Borrower or any Subsidiary not previously disclosed in writing to the Administrative Agent as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect and (ii) any material adverse development in any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Borrower or any Subsidiary (whether or not previously disclosed to the Lenders) that, in the case of either (i) or (ii) above, if adversely determined, could reasonably be expected to result in liability in excess of $50,000,000;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $25,000,000; and

(d) any other development that has had a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which any of its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so satisfy the foregoing requirements could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.09 or any transaction permitted under Section 9.10.

Section 8.04 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay or discharge its Tax liabilities before the same shall become delinquent except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.

Section 8.05 Operation and Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to:

(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b) except to the extent disposed of pursuant to a transaction permitted by this Agreement, keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its material Oil and Gas Properties and do all other things necessary to keep unimpaired its rights with respect thereto and prevent any forfeiture thereof or default thereunder except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards and in all material respects, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other Properties except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e) to the extent neither the Borrower nor one of its Subsidiaries is the operator of any of its Oil and Gas Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.05.

Section 8.06 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name or otherwise include the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation thereof to the Administrative Agent.

Section 8.07 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 8.08 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to them or their Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.09 Environmental Matters.

(a) The Borrower shall at its sole expense (including such contribution from third parties as may be available): (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties or any other Property to the extent caused by the Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) establish and implement, and shall cause each Subsidiary to establish and implement, such reasonable policies of environmental audit and compliance as may be reasonably necessary to continuously determine and assure that the Borrower’s and its Subsidiaries’ obligations under this Section 8.09(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b) The Borrower will promptly, but in any event within five (5) Business Days thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrower or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $50,000,000, not fully covered by insurance, subject to normal deductibles.

(c) The Borrower will, and will cause each Subsidiary to, provide such environmental audits, studies and tests as may be reasonably requested by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise reasonably required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of material Oil and Gas Properties or other material Properties.

Section 8.10 Further Assurances.

(a) The Borrower at its sole expense will, and will cause each of its Subsidiaries to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects (in regards to errors and mistakes), or accomplish the conditions precedent, covenants and agreements of the Borrower or any of its Subsidiaries, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any mistakes in this Agreement or the Security Instruments or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

(b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law. The Administrative Agent will promptly send the Borrower any financing or continuation statements it files without the signature of the Borrower or any other Guarantor and the Administrative Agent will promptly send the Borrower the filing or recordation information with respect thereto.

Section 8.11 Reserve Reports.

(a) On or before March 1st and September 1st of each year, commencing on March 1, 2015, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report as of the immediately preceding December 31 or June 30, as applicable. The Reserve Report as of December 31 of each year shall be prepared by one or more petroleum engineers reasonably acceptable to the Administrative Agent and the June 30 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared, except as otherwise specified therein, in accordance with the procedures used in the immediately preceding December 31 Reserve Report.

(b) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer, in substantially the form of Exhibit G hereto (the “Reserve Report Certificate”), certifying that in all material respects: (i) the information provided by the Borrower in connection with the preparation of such Reserve Report and any other information delivered in connection therewith by the Borrower is true and correct, and any projections based upon such information have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable, subject to uncertainties inherent in all projections, (ii) the Borrower or its Subsidiaries owns good and defensible title to the Oil and Gas Properties of the Borrower and its Subsidiaries evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) none of the Oil and Gas Properties of the Borrower or its Subsidiaries evaluated in the immediately preceding Reserve Report have been sold since the date of immediately preceding Reserve Report except as set forth on an exhibit to the certificate, which certificate shall list all of the Oil and Gas Properties of the Borrower and its Subsidiaries sold and in such detail as reasonably required by the Administrative Agent, (iv) attached to the certificate is a list of all marketing agreements constituting more than 15% of the revenues resulting from the sale of Hydrocarbons produced from the Mortgaged Properties entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report that (A) pertain to the sale of production at a fixed price and (B) have a maturity or expiry date of more than six (6) months from the date of delivery of such Reserve Report and (v) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties.

Section 8.12 Additional Collateral; Additional Guarantors.

(a) In connection with the preparation of each Reserve Report, the Borrower shall review such Reserve Report and the list of current Mortgaged Properties (as described in Section 8.11(b)(v)) to ascertain whether the Mortgaged Properties represent at least 80% of the total value of the Oil and Gas Properties of the Borrower and its Subsidiaries evaluated in the most recently completed Reserve Report, after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties represent less than 80% of the total value of the Oil and Gas Properties of the Borrower and its Subsidiaries evaluated in the most recently completed Reserve Report, then the Borrower shall, and shall cause its Subsidiaries to, grant, within ninety (90) days of the delivery of the certificate contemplated by Section 8.11(b), to the Administrative Agent or its designee as security for the Indebtedness a first-priority Lien interest (subject to Liens permitted by Section 9.03 which may attach to Mortgaged Property) on additional Oil and Gas Properties of the Borrower and its Subsidiaries not already subject to a Lien of the Security Instruments such that after giving effect thereto the Mortgaged Properties are equal to or greater than 80% of the total value of the Oil and Gas Properties of the Borrower and its Subsidiaries evaluated in such Reserve Report. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent or its designee and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

(b) If the Borrower determines that any Subsidiary is a Material Domestic Subsidiary and such Subsidiary is not already a Guarantor, then the Borrower shall promptly cause such Subsidiary to guarantee the Indebtedness pursuant to the Guaranty Agreement. In connection with any such guaranty, the Borrower shall, or shall cause such Subsidiary to, (A) execute and deliver a supplement to the Guaranty Agreement executed by such Subsidiary, (B) pledge all of the Equity Interests of such Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent or its designee.

Section 8.13 ERISA Compliance. The Borrower will promptly furnish, and will cause its Subsidiaries and any ERISA Affiliate to promptly furnish, to the Administrative Agent (a) immediately upon becoming aware of the occurrence of any ERISA Event, a written notice signed by the President or the principal Financial Officer of the Borrower, its Subsidiaries or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, its Subsidiaries or the ERISA Affiliate is taking or proposes to take with respect thereto, and, if then known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (b) immediately upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan.

ARTICLE IX

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination), the Borrower covenants and agrees with the Lenders that:

Section 9.01 Financial Covenant. The Borrower will not, as of the last day of any four consecutive fiscal quarters ending on or after December 31, 2014, permit the ratio of EBITDA for the period of four consecutive fiscal quarters then ending to Interest Expense for such four consecutive fiscal quarters to be less than 2.5 to 1.0; provided that for the purposes of determining the ratio described above for the fiscal quarters of the Borrower ending December 31, 2014, March 31, 2015 and June 30, 2015, EBITDA and Interest Expense for the relevant period shall be deemed to equal EBITDA and Interest Expense, respectively, for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Effective Date) multiplied by 4, 2 and 4/3, respectively.

Section 9.02 Debt. Neither the Borrower nor any of its Subsidiaries will incur, create, assume or suffer to exist any Debt, except:

(a) the Loans or other Indebtedness and any guaranty of or suretyship arrangement in respect thereof.

(b) intercompany Debt between or among the Borrower and any of its Subsidiaries; provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries, and provided further that any such Debt for borrowed money owed by either the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms set forth in the Guaranty Agreement.

(c) Endorsements of negotiable instruments for collection in the ordinary course of business.

(d) Debt (i) associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties in the ordinary course of business and (ii) comprised of guarantees of obligations of Subsidiaries under marketing agreements entered into in the ordinary course of business.

(e) Debt under Capital Leases and Debt secured by Liens permitted by Section 9.03(c) in an aggregate principal amount not to exceed $5,000,000.

(f) other Debt in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

(g) Debt in the form of guaranties by the Borrower or any of its Subsidiaries of Debt of (i) the Borrower or any Guarantor permitted under this Section 9.02 and (ii) other Persons to the extent an Investment would be permitted in such Person under Section 9.05.

Section 9.03 Liens. Neither the Borrower nor any of its Subsidiaries will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of the Indebtedness.

(b) Excepted Liens.

(c) Liens in connection with Capital Leases and Liens encumbering assets securing Debt incurred to finance the purchase, construction or improvement of such assets (and any refinancings thereof which do not increase the principal amount thereof); provided that (i) the principal amount of the Debt secured by a purchased asset shall not exceed one hundred percent (100%) of the purchase price of such asset, (ii) such Liens shall not extend to or encumber any other asset of the Borrower or any of its Subsidiaries other than the agreement and proceeds and individual financings may be cross–collateralized with other asset specific acquisition/construction financings provided by such Person or its Affiliates, and (iii) such Liens shall attach to such purchased, constructed or improved asset within 180 days after such acquisition or the completion of such construction or improvement (or substantially contemporaneously with refinancings of such Debt which do not increase the amount thereof).

(d) Liens on Property not constituting collateral for the Indebtedness and not otherwise permitted by any other clause of this Section 9.03; provided that the aggregate principal or face amount of all Debt and other obligations secured by Liens under this Section 9.03(d) shall not exceed $5,000,000 at any time.

(e) Extensions, renewals or replacements of any of the Liens permitted in clauses (b) through (d) so long as (i) the principal amount of the Debt or obligation secured thereby is no greater than the principal amount of such Debt or obligation at the time such Lien was permitted hereunder except for increases in an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, refinancing, or replacement and in an amount equal to any existing commitments unutilized thereunder, (ii) any such extension, renewal or replacement Lien is limited to the property originally encumbered thereby, and (iii) any renewal or extension of the Debt or obligations secured or benefited thereby is permitted by Section 9.02.

Section 9.04 Dividends and Distributions. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to any of its stockholders on account of its Equity Interests or make any distribution of its Property to its respective Equity Interest holders on account of its Equity Interests, except (i) the Borrower may declare and pay dividends or distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Subsidiaries may declare and pay dividends or distributions ratably with respect to their Equity Interests, (iii) in respect of any taxable period for which the Borrower or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar tax group for U.S. federal or applicable state, local or foreign tax purposes of which any direct or indirect parent of the Borrower is the common parent, or for which the Borrower is a disregarded entity for U.S. federal or applicable state or local income tax purposes, the Borrower may declare and pay dividends or distributions with respect to its Equity Interests in an amount not to exceed the amount of any such U.S. federal, state, local or foreign taxes that the Borrower and its Subsidiaries would have paid for such taxable period had the Borrower and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group and (iv) the Borrower may pay management fees or operating fees in an aggregate amount not to exceed the amount contemplated by the Operating and Management Agreement as in effect on the date hereof.

Section 9.05 Investments, Loans and Advances. Neither the Borrower nor any of its Subsidiaries will make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) Investments reflected in the Financial Statements and any refinancings or replacements thereof, provided that the amount of such Investment is not increased.

(b) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss.

(c) Direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof and repurchase obligations in respect thereof with a term of not more than seven days entered into with any commercial bank meeting the specifications of Section 9.05(e).

(d) Commercial paper maturing within one year from the date of creation thereof rated A2 or P2 by S&P or Moody’s, respectively.

(e) Deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $250,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

(f) Deposits in money market funds investing primarily in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).

(g) Investments (i) made by the Borrower or any Guarantor in or to the Borrower or any other Guarantor or (ii) made by any Subsidiary in or to the Borrower or any Guarantor.

(h) Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America.

(i) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any of its Subsidiaries as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of its Subsidiaries, provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(i) exceeds $1,000,000.

(j) Investments permitted by Section 9.09.

(k) Equity Interests in general or limited partnerships or other types of entities (each, a “venture”) entered into by the Borrower or any of its Subsidiaries with one or more third parties (other than Linn or any of its Affiliates), the contribution or Sale of Oil and Gas Properties to any such venture and the contribution of cash or cash equivalents in de minimis amounts to the extent required in connection with the formation of any such venture, provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities (or activities incidental to the foregoing), including, without limitation, transportation, treatment and storage and (ii) the aggregate PV-10 of the Proved Reserves which are contributed or otherwise Sold to all such ventures (valued, in each case, as of the date of the relevant contribution or Sale) does not exceed $100,000,000 in the aggregate (any such contribution or Sale described in this clause (k), a “Joint Venture Contribution”).

Section 9.06 Nature of Business. Neither the Borrower nor any of its Subsidiaries will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company and activities reasonably incidental or related thereto. The Borrower will not, and will not permit any of its Subsidiaries to, operate its business outside the geographical boundaries of the United States.

Section 9.07 Proceeds of Loans. The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.15. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which would cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

Section 9.08 Sale or Discount of Receivables. Except for receivables obtained by the Borrower or any of its Subsidiaries out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, neither the Borrower nor any of its Subsidiaries will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.09 Mergers, Etc. Neither the Borrower nor any of its Subsidiaries will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of the Property of the Borrower and its Subsidiaries taken as a whole to any other Person (any such transaction, a “consolidation”); provided that (a) any Subsidiary of the Borrower may participate in a consolidation with the Borrower in a transaction in which the Borrower is the surviving entity or transferee and in which the Borrower remains a domestic entity, (b) any Subsidiary of the Borrower may participate in a consolidation with any Guarantor in a transaction in which such Guarantor is the surviving entity or transferee, (c) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to a Guarantor, (d) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (e) the Borrower and its Subsidiaries may engage in Sales permitted by (or not restricted by) Section 9.10, and (f) the Borrower and its Subsidiaries may make Investments permitted by Section 9.05.

Section 9.10 Sale of Properties. The Borrower will not, and will not permit any of its Subsidiaries to, sell, assign (other than assignments intended to convey a Lien), farm-out, convey or otherwise transfer (collectively, a “Sale”) any Oil and Gas Property or Equity Interests of any Subsidiary owning Oil and Gas Properties to any Person other than the Borrower or any Guarantor, except for:

(a) the Sale of Hydrocarbons and geological and seismic data in the ordinary course of business;

(b) farm-outs of undeveloped acreage to which no proved reserves are attributable and assignments in connection with such farm-outs;

(c) the Sale of equipment that is no longer necessary or useful for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use or the Sale of surplus equipment;

(d) a Sale permitted by Section 9.09;

(e) the substantially concurrent Sale to a third party of Properties conveyed to the Borrower by the Third Party Acquirer as part of the Reverse 1031 Exchange;

(f) Sales to a third party, provided that (i) any such Sale is for fair market value, (ii) the Borrower or Subsidiary shall receive not less than 75% of such consideration in the form of cash or cash equivalents and (iii) to the extent applicable, the Net Cash Proceeds thereof are promptly applied to prepay the Borrowings to the extent required by Section 3.04(c)(ii); and

(g) any Joint Venture Contribution.

Section 9.11 Environmental Matters. The Borrower will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

Section 9.12 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors and Wholly-Owned Subsidiaries of the Borrower) unless such transactions are otherwise permitted under this Agreement and are upon terms substantially as favorable to it as it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided that the foregoing shall not apply to:

(a) any Debt permitted by Section 9.02, Restricted Payment permitted by Section 9.04 or Investment permitted by Section 9.05;

(b) the payment of reasonable and customary directors’ fees and other benefits, not to exceed $1,000,000 in the aggregate, to Persons who are not otherwise Affiliates of the Borrower or any Subsidiary;

(c) provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by law, provided that any cost to the Borrower of such insurance shall not exceed $2,000,000 in the aggregate;

(d) legal, accounting, tax advisory, financial advisory, engineering and other professional or advisory services, provided that any cost to the Borrower of such services shall not exceed $2,000,000 in the aggregate; and

(e) any Section 1031 Exchange Document.

Section 9.13 Negative Pledge Agreements; Dividend Restrictions. Neither the Borrower nor any of its Subsidiaries will create, incur, assume or suffer to exist any contract,

agreement or understanding (other than this Agreement or the Security Instruments) that in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) any leases (other than leases of Oil and Gas Properties) or licenses or similar contracts as they affect any Property or Lien subject to such lease or license, (b) any restriction imposed pursuant to any agreement entered into for the Sale of any assets otherwise permitted hereunder prior to the closing of such Sale, (c) customary provisions with respect to the distribution of Property in joint venture agreements, (d) any restriction imposed on the granting, conveying, creation or imposition of any Lien on any Property of the Borrower or any of its Subsidiaries imposed by any contract, agreement or understanding related to the Liens permitted under clause (c) and (d) of Section 9.03 so long as such restriction only applies to the Property permitted under such clauses to be encumbered by such Liens, (e) restrictions imposed by any Governmental Authority or under any Governmental Requirement, (f) restrictions in the instruments creating an Excepted Lien of the type described in clause (g) of the definition thereof, and (g) customary supermajority voting provisions and other customary provisions with respect to the disposition or distribution of assets, each contained in corporate charters, bylaws, stockholders’ agreements, limited liability company agreements, partnership agreements, joint venture agreements and other similar agreements entered into in the ordinary course of business of the Borrower and its Subsidiaries.

Section 9.14 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not, and will not permit any of its Subsidiaries to, allow gas imbalances, take-or-pay or other prepayments (excluding firm transportation contracts entered into in the ordinary course of business) with respect to the Oil and Gas Properties of the Borrower or any of its Subsidiaries that would require the Borrower or such Subsidiary to deliver, in the aggregate, two percent (2%) or more of the monthly production of Hydrocarbons at some future time without then or thereafter receiving full payment therefore.

Section 9.15 Swap Agreements. Neither the Borrower nor any of its Subsidiaries will enter into, or permit to exist, any Swap Agreements with any Person.

ARTICLE X

Events of Default; Remedies

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise.

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Guarantor in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.

(d) the Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in, Section 8.01(g), Section 8.02, Section 8.03 (with respect to the legal existence of the Borrower or any Guarantor) or in Article IX.

(e) the Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a) to (d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (ii) a Responsible Officer of the Borrower or any of its Subsidiaries otherwise becoming aware of such default.

(f) the Borrower or any Guarantor shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after the expiration of any applicable period of grace and/or notice and cure period).

(g) any event or condition occurs (after the expiration of any applicable period of grace and/or notice and cure period) that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any of its Subsidiaries to make an offer in respect thereof; provided that this clause (g) shall not apply to secured Debt permitted under Section 9.02(e) that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt.

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Guarantor or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

(i) the Borrower or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or any member of the Borrower shall make any request or take any action for the purpose of calling a meeting of the members of the Borrower to consider a resolution to dissolve and wind-up the Borrower’s affairs.

(j) the Borrower or any Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k) (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by independent third-party insurance (provided by reputable and financially sound insurers as to which the insurer has not issued a notice denying coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered by a court of competent jurisdiction against the Borrower, any Guarantor or any combination thereof and the same shall remain undischarged or unsatisfied for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of the Borrower or any Guarantor to enforce any such judgment.

(l) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by them, or cease to create a valid and perfected Lien of the priority required thereby on any material portion of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Guarantor shall so state in writing.

(m) (i) any event or condition occurs (after the expiration of any applicable period of grace and/or notice and cure period) that results in any Debt of Linn and its Subsidiaries in an aggregate principal amount exceeding $50,000,000 (including the Existing Credit Agreement and the Existing Senior Notes) becoming due prior to its scheduled maturity or (ii) Linn or any of its Subsidiaries fails to pay principal of, or interest or premium, if any, on Debt of Linn and its Subsidiaries in an aggregate principal amount exceeding $50,000,000 (including the Existing Credit Agreement and the Existing Senior Notes) and such failure enables or permits the holder or holders of such Debt or any trustee or agent on its or their behalf to cause such Debt to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require Linn or any of its Subsidiaries to make an offer in respect thereof; provided that this clause (m) shall not apply to (1) the voluntary sale or transfer of the property or assets securing such Debt or (2) voluntary redemptions or repayments of the Existing Senior Notes permitted under the Existing Credit Agreement and the Existing Senior Notes.

(n) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect.

(o) a Change in Control shall occur.

Section 10.02 Remedies.

(a) In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j) at any time thereafter during the continuance of such Event of Default, the Administrative Agent, at the request of the Majority Lenders, shall, by notice to the Borrower, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c) Except as provided in Section 4.04, proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall be applied: first, to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second, to accrued and unpaid interest on the Loans; third, to that portion of the Indebtedness constituting fees payable to the Administrative Agent or the Lenders under the Loan Documents; fourth, pro rata to the payment of unpaid principal of the Loans; fifth, to any other Indebtedness; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Section 10.03 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, except after the occurrence and during the continuance of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or its Subsidiaries.

ARTICLE XI

The Administrative Agent

Section 11.01 Appointment; Powers. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02 Duties and Obligations of Administrative Agent. The Administrative Agent shall have no duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall have no duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.

For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03 Action by Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, the Syndication Agent and the Documentation Agents shall have no obligation to perform any act in respect thereof. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction.

Section 11.04 Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower and the Lenders hereby waives the right to dispute such Agent’s record of such statement, except in the case of gross negligence or willful misconduct by such Agent. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agents may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

Section 11.06 Resignation of Agents. Subject to the appointment and acceptance of a successor Agent as provided in this Section 11.06, any Agent may resign at any time by notifying the Lenders and the Borrower, and any Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Section 11.07 Agents and Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 11.08 No Reliance.

(a) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent and no Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Simpson Thacher & Bartlett LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

(b) The Lenders acknowledge that the Administrative Agent and the Arrangers are acting solely in administrative capacities with respect to the structuring and syndication of this facility and have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their administrative duties, responsibilities and liabilities specifically as set forth in the Loan Documents and in their capacity as Lenders hereunder. In structuring, arranging or syndicating this facility, each Lender acknowledges that the Administrative Agent and/or Arrangers may be agents or lenders under other loans or other securities and waives any existing or future conflicts of interest associated with their role in such other debt instruments. If in its administration of this facility or any other debt instrument, the Administrative Agent determines (or is given written notice by any Lender) that a conflict exists, then it shall eliminate such conflict within 90 days or resign pursuant to Section 11.06 and shall have no liability for action taken or not taken, other than actions taken or not taken which represent Administrative Agent’s gross negligence or willful misconduct, while such conflict existed.

Section 11.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10 Authority of Administrative Agent to Release Collateral and Liens. Each Lender hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.10 or is otherwise authorized by the terms of the Loan Documents.

Section 11.11 The Arrangers and the Agents. The Arrangers, the Syndication Agent and the Documentation Agents shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their individual capacity as Lenders hereunder to the extent they are a party to this Agreement as a Lender.

ARTICLE XII

Miscellaneous

Section 12.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail or telecopy, as follows:

(i) if to the Borrower or any Guarantor, to it at

Linn Exchange Properties, LLC

600 Travis Street, Suite 5100

Houston, TX 77002

Attention: Kolja Rockov

Telephone: 281-840-4169

Fax: 281-840-4189

E-Mail: kr@linnenergy.com

with a copy to:

Linn Exchange Properties, LLC

600 Travis Street, Suite 5100

Houston, TX 77002

Attention: Candice Wells

Telephone: 281-840-4156

Fax: 281-840-4180

E-mail: cwells@linnenergy.com

(ii) if to the Administrative Agent, to it at

The Bank of Nova Scotia

GWS Loan Operations

720 King Street West, 2nd Floor

Toronto, Ontario, Canada M5V 2T3

Attention: U.S. Agency Loan Operations

Telecopy: (212) 225-5709

E-mail: GWSLoanOps.USCorp@scotiabank.com

(iii) if to any other Lender, in their capacity as such, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02 Waivers; Amendments.

(a) No failure on the part of the Administrative Agent, any other Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) In each instance subject to Section 4.04, neither this Agreement nor any provision hereof nor any Security Instrument nor any other Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the written consent of the Majority Lenders; provided that no such agreement shall (i) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby, (ii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date without the written consent of each Lender directly and adversely affected thereby, (iii) increase the Commitments or change Section 2.02(a) in a manner that would postpone the termination of the Commitments, without the written consent of each Lender directly and adversely affected thereby, (iv) change Section 4.01(b), Section 4.01(c) or Section 10.02(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly and adversely affected thereby, (v) release all or substantially all of the Guarantors (except as may otherwise be permitted by the Loan Documents) or release all or a substantial portion of the collateral (other than as provided in Section 11.10), without the written consent of each Lender or (vi) change any of the provisions of this Section 12.02(b) or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any other Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or such other Agent, as the case may be. Notwithstanding the foregoing, the Borrower and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct or cure any immaterial ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.

Section 12.03 Expenses, Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses and, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (and its Affiliates) and the Lenders (including (A) the fees, charges and disbursements of counsel to the Administrative Agent and (B) the fees, charges and disbursements of one primary counsel to the Lenders as a group (plus no more than one additional counsel in each jurisdiction that is relevant to such enforcement or protection of rights)) in connection with this Agreement or any other Loan Document or in connection with the Loans made hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGERS AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE AND CUSTOMARY FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN EXPENSES IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS DATED OF EVEN DATE HEREWITH, WHICH EXPENSES SHALL ONLY BE PAID BY THE BORROWER TO THE EXTENT PROVIDED IN SECTION 12.03(a)) OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY OF ITS SUBSIDIARIES TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY

BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (v) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS SUBSIDIARIES, (vi) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (vii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ITS SUBSIDIARIES OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON ANY OF THEIR PROPERTIES, (viii) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY OF ITS SUBSIDIARIES WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, (ix) THE PAST OWNERSHIP BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (x) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xi) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, (xiii) THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEM IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BROUGHT BY A THIRD PARTY, THE BORROWER OR ANY GUARANTOR, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES

OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE (OR ANY RELATED PARTY THEREOF) OR A MATERIAL BREACH OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY SUCH INDEMNITEE, AND PROVIDED FURTHER THAT THE INDEMNITY SET FORTH HEREIN SHALL NOT APPLY TO DISPUTES SOLELY BETWEEN INDEMNITEES UNLESS SUCH DISPUTE RESULTS FROM ANY CLAIM ARISING OUT OF ANY REQUEST, ACT OR OMISSION ON THE PART OF THE BORROWER OR ANY GUARANTOR OR AGAINST ANY ARRANGER OR AGENT IN ITS CAPACITY AS SUCH, IN EACH CASE, IN CONNECTION WITH THE LOAN DOCUMENTS. WITH RESPECT TO THE OBLIGATION TO REIMBURSE AN INDEMNITEE FOR FEES, CHARGES AND DISBURSEMENTS OF COUNSEL, EACH INDEMNITEE AGREES THAT ALL INDEMNITEES WILL AS A GROUP UTILIZE ONE PRIMARY COUNSEL (PLUS NO MORE THAN ONE ADDITIONAL COUNSEL IN EACH JURISDICTION WHERE A PROCEEDING THAT IS THE SUBJECT MATTER OF THE INDEMNITY IS LOCATED) UNLESS (1) THERE IS A CONFLICT OF INTEREST AMONG INDEMNITEES, (2) DEFENSES OR CLAIMS EXIST WITH RESPECT TO ONE OR MORE INDEMNITEES THAT ARE NOT AVAILABLE TO ONE OR MORE OTHER INDEMNITEES OR (3) SPECIAL COUNSEL IS REQUIRED TO BE RETAINED AND THE BORROWER CONSENTS TO SUCH RETENTION. This Section 12.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to such Agent under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent such Lender’s pro rata share (determined by dividing (A) the outstanding principal amount of such Lender’s Loan by (B) the aggregate principal amount of Loans outstanding as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such.

(d) TO THE EXTENT PERMITTED BY APPLICABLE LAW, NEITHER ANY PARTY HERETO NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS SHALL ASSERT, AND EACH HEREBY WAIVES, ANY CLAIM AGAINST ANY OTHER SUCH PERSON, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS OR ANY LOAN OR THE USE OF THE PROCEEDS THEREOF; PROVIDED THAT NOTHING CONTAINED IN THIS SECTION 12.03(d) SHALL LIMIT THE BORROWER’S INDEMNITY OBLIGATIONS TO THE EXTENT SET FORTH ABOVE.

(e) All amounts due under this Section 12.03 shall be payable within ten (10) Business Days of written demand therefor attaching the relevant invoices and/or a certificate, in each case setting forth the basis for such demand in reasonable detail.

Section 12.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04 or as required under Section 5.04(b), and (iii) no Lender may assign to the Borrower, an Affiliate of the Borrower, a Defaulting Lender or an Affiliate of a Defaulting Lender all or any portion of such Lender’s rights and obligations under the Agreement or all or any portion of its Commitments or the Loans owing to it hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender or an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Sections 10.01(a), (b), (h), (i) or (j) has occurred and is continuing, is to any other assignee, provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender or any Affiliate of a Lender or an Approved Fund, immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s

Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under Sections 10.01(a), (b), (h), (i) or (j) has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(E) no assignment shall be made to a natural Person.

(iii) Subject to Section 12.04(b)(ii) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower and each Lender.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative

Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section 12.04(b) and any written consent to such assignment required by this Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loan owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.11. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(f) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower or any of the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Section 5.01, Section 5.02, Section 5.03, Section 12.03, Section 12.11 and Article XI shall survive and remain in full force and effect regardless of the consummation of the Transactions, the repayment of the Loans or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any of its Subsidiaries against any of and all the obligations of the Borrower or any of its Subsidiaries owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. Each Lender or its Affiliate agrees to promptly notify the Borrower and the Administrative Agent after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09; PROVIDED THAT NOTHING CONTAINED IN THIS SECTION 12.09(d) SHALL LIMIT THE BORROWER’S INDEMNITY OBLIGATIONS TO THE EXTENT SET FORTH IN SECTION 12.03.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, service providers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, (i) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower, (i) on a confidential basis, to any credit insurance provider relating to the Borrower and its obligations or (j) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender. For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries and their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower, or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their Related Parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and agrees that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this

Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their Related Parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the Transactions would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America or any state or jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loans, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14 No Third Party Beneficiaries. This Agreement, the other Loan Documents and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.15 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower and each Guarantor in accordance with the PATRIOT Act.

Section 12.16 No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower and the Guarantors, their respective stockholders and/or their affiliates. The Borrower agrees that nothing in the Loan Documents and nothing in connection with the transactions related thereto will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower and any Guarantor, its stockholders or its affiliates, on the other. The Borrower acknowledges and agrees that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower on the other, and (b) in connection therewith and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or any Guarantor, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or any Guarantor, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower or any Guarantor except the obligations expressly set forth in the Loan Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower or any Guarantor, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower or any Guarantor, in connection with such transaction or the process leading thereto.

Section 12.17 Flood Insurance Provisions. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document. As used herein, “Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

Section 12.18 No Recourse. Each of the Agents and the Lenders acknowledges and agrees that the obligations of the Borrower and the Guarantors under this Agreement and the other Loan Documents, including with respect to the payment of principal and interest on the Loans, or for any claim based thereon or otherwise in respect thereof or related thereto, are obligations solely of the Borrower and the Guarantors and shall be satisfied solely from the assets of the Borrower and the Guarantors and (to the extent set forth in the Guaranty Agreement) the Section 1031 Holdco, and shall not constitute a debt or obligation of Linn or any of its Affiliates (other than the Borrower and the Guarantors).

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BORROWER:	LINN EXCHANGE PROPERTIES, LLC

	By:	/s/ Kolja Rockov
		Name:	Kolja Rockov
		Title:	Executive Vice President and Chief
Financial Officer

SIGNATURE PAGE

TO CREDIT AGREEMENT

LENDERS:	THE BANK OF NOVA SCOTIA, as Administrative Agent and a Lender

	By:	/s/ Keith Buchanan

Name: Keith Buchanan
Title: Managing Director

SIGNATURE PAGE

TO CREDIT AGREEMENT

ABN AMRO Capital USA LLC, as a Lender

By:	/s/ Elizabeth Johnson

Name: Elizabeth Johnson
Title: Director

By:	/s/ Darrell Holley

Name: Darrell Holley
Title: Managing Director

SIGNATURE PAGE

TO CREDIT AGREEMENT

Bank of America, N.A., as a Lender

By:	/s/ Joseph Scott

Name: Joseph Scott
Title: Director

SIGNATURE PAGE

TO CREDIT AGREEMENT

Bank of Montreal, as a Lender

By:	/s/ James V. Ducote

Name: James V. Ducote
Title: Managing Director

SIGNATURE PAGE

TO CREDIT AGREEMENT

BARCLAYS BANK PLC, as a Lender

By:	/s/ Vanessa A. Kurbatskiy

Name: Vanessa A. Kurbatskiy
Title: Vice President

SIGNATURE PAGE

TO CREDIT AGREEMENT

BNP PARIBAS, as a Lender

By:	/s/ Sriram Chandrasekaran

Name: Sriram Chandrasekaran
Title: Director

By:	/s/ Juan Carlos Sandoval

Name: Juan Carlos Sandoval
Title: Director

SIGNATURE PAGE

TO CREDIT AGREEMENT

BOKF NA, dba Bank of Oklahoma, as a Lender

By:	/s/ Sonja Borodko

Name: Sonja Borodko
Title: Vice President

SIGNATURE PAGE

TO CREDIT AGREEMENT

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Trudy Nelson

Name: Trudy Nelson
Title: Authorized Signatory

By:	/s/ Richard Antl

Name: Richard Antl
Title: Authorized Signatory

SIGNATURE PAGE

TO CREDIT AGREEMENT

Capital One, National Association, as a Lender

By:	/s/ Matthew L. Molero

Name: Matthew L. Molero
Title: Sr. Vice President

SIGNATURE PAGE

TO CREDIT AGREEMENT

Citibank, N.A., as a Lender

By:	/s/ Eamon Baqui

Name: Eamon Baqui
Title: Vice-President

SIGNATURE PAGE

TO CREDIT AGREEMENT

Comerica Bank, as a Lender

By:	/s/ William Robinson

Name: William Robinson
Title: Vice President

SIGNATURE PAGE

TO CREDIT AGREEMENT

Commonwealth Bank of Australia, as a Lender

By:	/s/ Damien Podagiel

Name: Damien Podagiel
Title: Senior Associate

SIGNATURE PAGE

TO CREDIT AGREEMENT

Compass Bank, as a Lender

By:	/s/ Kathleen J. Bowen

Name: Kathleen J. Bowen
Title: Senior Vice President

SIGNATURE PAGE

TO CREDIT AGREEMENT

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Mark Roche

Name: Mark Roche
Title: Managing Director

By:	/s/ Michael Willis

Name: Michael Willis
Title: Managing Director

SIGNATURE PAGE

TO CREDIT AGREEMENT

Deutsche Bank AG New York Branch, as a Lender

By:	/s/ Michael Winters

Name: Michael Winters
Title: Vice President

By:	/s/ Lisa Wong

Name: Lisa Wong
Title: Vice President

SIGNATURE PAGE

TO CREDIT AGREEMENT

DNB Capital LLC, as a Lender

By:	/s/ Joe Hykle

Name: Joe Hykle
Title: Senior Vice President

By:	/s/ Kelton Glasscock

Name: Kelton Glasscock
Title: Senior Vice President

SIGNATURE PAGE

TO CREDIT AGREEMENT

Fifth Third Bank, as a Lender

By:	/s/ Justin B. Crawford

Name: Justin B. Crawford
Title: Director

SIGNATURE PAGE

TO CREDIT AGREEMENT

Goldman Sachs Bank USA, as a Lender

By:	/s/ Robert Ehudin

Name: Robert Ehudin
Title: Authorized Signatory

SIGNATURE PAGE

TO CREDIT AGREEMENT

ING Capital LLC, as a Lender

By:	/s/ Juli Bieser

Name: Juli Bieser
Title: Director

By:	/s/ Josh Strong

Name: Josh Strong
Title: Director

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Macquarie Bank Limited, as a Lender

By:	/s/ Byron den Hertog

Name: Byron den Hertog
Title: Division Director

By:	/s/ Fiona Smith

Name: Fiona Smith
Title: Division Director

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Mizuho Bank, Ltd., as a Lender

By:	/s/ Raymond Ventura

Name: Raymond Ventura
Title: Deputy General Manager

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National Bank of Canada, as a Lender

By:	/s/ Mark Williamson

Name: Mark Williamson
Title: Authorized Signatory

By:	/s/ Greg Steidl

Name: Greg Steidl
Title: Authorized Signatory

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National Bank of Canada New York, as a Lender

By:	/s/ G. Masterson

Name: G. Masterson
Title: N/A

By:	/s/ Anik LaPointe

Name: Anik LaPointe
Title: Vice President

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Natixis, New York Branch, as a Lender

By:	/s/ Louis P. Laville, III

Name: Louis P. Laville, III
Title: Managing Director

By:	/s/ Stuart Murray

Name: Stuart Murray
Title: Managing Director

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PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jonathan Luchansky

Name: Jonathan Luchansky
Title: Assistant Vice President

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ROYAL BANK OF CANADA, as a Lender

By:	/s/ Don J. McKinnerney

Name: Don J. McKinnerney
Title: Authorized Signatory

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SOCIETE GENERALE, as a Lender

By:	/s/ Graeme Bullen

Name: Graeme Bullen
Title: Managing Director

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Sumitomo Mitsui Banking Corporation, as a Lender

By:	/s/ James D. Weinstein

Name: James D. Weinstein
Title: Managing Director

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SunTrust Bank, as a Lender

By:	/s/ John Kovarik

Name: John Kovarik
Title: Vice President

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The Huntington National Bank, as a Lender

By:	/s/ Margaret Niekrash

Name: Margaret Niekrash
Title: Vice President

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The Royal Bank of Scotland plc, as a Lender

By:	/s/ James L. Moyes

Name: James L. Moyes
Title: Managing Director

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Toronto Dominion (New York) LLC, as a Lender

By:	/s/ Masood Fikree

Name: Masood Fikree
Title: Authorized Signatory

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UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Lana Gifas

Name: Lana Gifas
Title: Director

By:	/s/ Jennifer Anderson

Name: Jennifer Anderson
Title: Associate Director

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WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Betsy Jocher

Name: Betsy Jocher
Title: Director

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